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                                                                   EXHIBIT 10.26

                             DISTRIBUTION AGREEMENT

        This Distribution Agreement (the "Agreement") is made as of the 6th day of March, 1998 between Allergan, Inc., a Delaware corporation ("Allergan"), and Allergan Specialty Therapeutics, Inc., a Delaware corporation ("ASTI").

                                   BACKGROUND

        A. Allergan is the holder of all of the issued and outstanding shares of capital stock of ASTI. Allergan intends to make a $200 million capital contribution to ASTI, to license certain technology to ASTI, and to make other arrangements in order to establish ASTI as a separate enterprise for the purpose of researching and developing human pharmaceutical products and commercializing such products, most likely through licensing to Allergan.

        B. Allergan intends to distribute all of the ASTI Shares (as defined below) to the holders of Allergan Common Stock.

        Now, therefore, the parties agree as follows:

1.      DEFINITIONS.

        For purposes of this Agreement, the following terms shall have the meanings set forth below:

        1.1 "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

        1.2 "Agent" shall mean First Chicago Trust Company of New York, as distribution agent, appointed by Allergan to set up book entry accounts under the Direct Registration System representing the ASTI Shares pursuant to the Distribution.

        1.3 "Allergan/ASTI Agreements" shall mean this Agreement, the Research and Development Agreement, the Technology License Agreement, the License Option Agreement, the Services Agreement and the Purchase Option.

        1.4 "Allergan Common Stock" shall mean the Common Stock, par value $0.01 per share, of Allergan.

        1.5 "Commission" shall mean the Securities and Exchange Commission.

        1.6 "ASTI Shares" shall mean the Class A Common Stock, par value $0.01 per share, of ASTI.



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        1.7 "Distribution" shall mean the distribution of ASTI Shares to holders of record on February 17, 1998 of Allergan Common Stock immediately following completion of the transactions contemplated in Sections 2 and 3 hereof.

        1.8 "Distribution Date" shall mean the proposed date of effecting the Distribution, which is anticipated to occur on or about March 10, 1998.

        1.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        1.10 "Form 8-A" shall mean the registration statement on Form 8-A to be filed by ASTI with the Commission to effect the registration of the ASTI Shares pursuant to the Exchange Act.

        1.11 "License Option Agreement" shall mean the License Option Agreement dated as of the date hereof between Allergan and ASTI.

        1.12 "Prospectus" shall mean the prospectus to be distributed to the holders of Allergan Common Stock in connection with the Distribution.

        1.13 "Purchase Option" shall mean that certain option contained in ASTI's Restated Certificate of Incorporation pursuant to which Allergan has the right to purchase all, but not less than all, of the outstanding ASTI Shares.

        1.14 "Record Date" shall mean the close of business on February 17, 1998 or such other date as is determined by the Allergan Board of Directors or any committee thereof.

        1.15 "Registration Statement" shall mean the registration statement on Form S-1 registering the issuance of ASTI Shares pursuant to the Distribution.

        1.16 "Research and Development Agreement" shall mean the Research and Development Agreement dated as of the date hereof between Allergan and ASTI.

        1.17 "Services Agreement" shall mean the Services Agreement dated as of the date hereof between Allergan and ASTI.

        1.18 "Securities Act" shall mean the Securities Act of 1933, as amended.

        1.19 "Technology License Agreement" shall mean the Technology License Agreement dated as of the date hereof between Allergan and ASTI.

2.      PRELIMINARY ACTION.

        2.1 REGISTRATION STATEMENT AND PROSPECTUS. ASTI has prepared and filed the Registration Statement with the Commission. Subject to the conditions set forth herein, Allergan and ASTI shall use reasonable efforts to cause the Registration Statement to become effective under the Securities Act. ASTI has prepared, and Allergan shall cause to be mailed, the Prospectus to the record holders on the Record Date of Allergan Common Stock.



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        2.2 FORM 8-A. ASTI has prepared and filed with the Commission a Form 8-A which includes or incorporates by reference relevant portions of the Registration Statement. Subject to the conditions set forth herein, ASTI shall use reasonable efforts to cause the Form 8-A to become effective under the Exchange Act.

        2.3 BLUE SKY. ASTI shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the Distribution to permit the ASTI Shares to be distributed as described in the Prospectus.

        2.4 LISTING. ASTI has prepared and filed an application to effect the listing of the ASTI Shares on the Nasdaq National Market. ASTI shall use reasonable efforts to cause the ASTI Shares to be so listed.

        2.5 NO REPRESENTATIONS OR WARRANTIES; CONSENTS. Each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any agreements or the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable laws. Notwithstanding the foregoing, the parties shall use reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state laws and all necessary consents, approvals, agreements, filings and applications.

3.      ISSUE AND SALE OF ASTI SHARES.

        3.1 PURCHASE OF ASTI CLASS A COMMON STOCK. Prior to the Distribution Date and in consideration of Allergan's contribution of $200 million in cash to ASTI, ASTI will issue to Allergan that number of ASTI Shares such that Allergan may distribute to holders of Allergan Common Stock one ASTI Share for every 20 shares of Allergan Common Stock held on the Record Date. Allergan and ASTI acknowledge that all of the ASTI Shares held by Allergan will be distributed by Allergan to the holders of outstanding shares of Allergan Common Stock.

4.      THE DISTRIBUTION.

        4.1 THE DISTRIBUTION. ASTI shall take all steps required by Allergan or the Agent to effect the Distribution. Prior to the Distribution, and upon receipt of the capital contribution described in Section 3 hereof, ASTI shall cause to be issued to Allergan a certificate or certificates representing a sufficient number of ASTI Shares so that Allergan may distribute one ASTI Share for every 20 shares of Allergan Common Stock held on the Record Date.

        4.2 EXPENSES OF DISTRIBUTION. All expenses related in any way to the Distribution, including without limitation all legal, financial advisory and accounting fees of Allergan and ASTI, shall be borne by ASTI.



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5.      ADDITIONAL ASSURANCES; INDEMNIFICATION.

        5.1 MUTUAL ASSURANCES. Allergan and ASTI agree to cooperate with respect to the implementation of the Allergan/ASTI Agreements and to execute such further documents and instruments as may be necessary to confirm the transactions contemplated thereby.

        5.2 INDEMNIFICATION. If Allergan exercises the Purchase Option, from and after such exercise, Allergan shall indemnify, defend and hold harmless ASTI's officers and directors to the same extent as provided in ASTI's Restated Certificate of Incorporation.

        5.3 NOTICE. Any person entitled to indemnification pursuant to Section
5.2 shall give Allergan prompt notice in writing, in the manner set forth in
Section 7.7 below, of any claim or demand made against such person for which such person may be entitled to indemnification under Section 5.2.

6.      CONDITIONS TO EFFECTIVENESS OF DISTRIBUTION.

        The Distribution shall be subject to the satisfaction or waiver by Allergan of the following conditions and the satisfaction or waiver by ASTI of the conditions in Sections 6.8 and 6.9:

        6.1 BOARD APPROVAL. The Allergan/ASTI Agreements (including exhibits and schedules) shall have been approved by the Board of Directors of Allergan and ASTI and shall have been executed and delivered by appropriate officers of Allergan and ASTI, and the Allergan Board of Directors (or a committee thereof) shall have declared a dividend of the ASTI Shares as of the Record Date to the holders of record of the Allergan Common Stock.

        6.2 SECURITIES LAW COMPLIANCE. The transactions contemplated hereby shall be in compliance with applicable federal and state securities laws, and the Registration Statement shall have been declared effective and no stop orders shall have been instituted with respect thereto under the Securities Act.

        6.3 RESTATED CERTIFICATE OF INCORPORATION. The Restated Certificate of Incorporation of ASTI shall have been adopted by the Board of Directors, approved by Allergan as sole stockholder of ASTI, and filed with the Delaware Secretary of State.

        6.4 FORM 8-A EFFECTIVE. The Form 8-A shall have become effective under the Exchange Act.

        6.5 LISTING APPLICATION APPROVED. The ASTI Shares shall be approved for quotation on the Nasdaq National Market.

        6.6 FAIRNESS OPINION. Allergan shall have received an opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, investment advisor to Allergan, in form and substance satisfactory to Allergan, to the effect that (i) from a financial point of view, the Distribution provides a reasonable structure to pursue the financial objectives described in the Prospectus of Allergan and (ii) from a financial point of view, the Distribution is fair to the stockholders of Allergan.



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        6.7 PERMITS AND LICENSES. ASTI shall have received such permits and licenses as may be necessary for the purpose of commencing operations contemplated by the Allergan/ASTI Agreements.

        6.8 CONSENTS. Each of Allergan and ASTI shall have received such consents, and shall have received executed copies of such agreements or amendments of agreements, as it shall deem necessary in connection with the completion of the transaction contemplated by this Agreement.

        6.9 OTHER INSTRUMENTS. All actions and other documents and instruments deemed necessary or advisable in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance satisfactory to Allergan and ASTI.

        6.10 LEGAL PROCEEDINGS. No legal proceedings affecting or arising out of the transactions contemplated hereby or which could otherwise affect Allergan or ASTI in a materially adverse manner shall have been commenced or threatened against Allergan, ASTI or the directors or officers of either Allergan or ASTI.

        6.11 MATERIAL CHANGES. No material adverse change shall have occurred with respect to Allergan or ASTI, the securities markets (either generally or with respect to Allergan or ASTI) or general economic or financial conditions which shall, in the reasonable judgment of Allergan, make the transactions contemplated by this Agreement inadvisable.

        6.12 OTHER CONDITIONS. Such other conditions as may be set by the Allergan Board of Directors or any committee thereof in the resolutions authorizing the Distribution shall have been satisfied.

7.      MISCELLANEOUS.

        7.1 WAIVER, REMEDIES AND AMENDMENT. Any waiver by either party hereto of a breach of any provisions of this Agreement shall not be implied and shall not be valid unless such waiver is recited in writing and signed by such party. Failure of any party to require, in one or more instances, performance by the other party in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by either party of any term or condition of this Agreement shall not be deemed or construed to be a waiver of such term or condition for any other term. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either party. This Agreement may not be amended except in a writing signed by both parties.

        7.2 ASSIGNMENT. Neither party may assign its rights and obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that Allergan may assign such rights and obligations hereunder to an Affiliate of Allergan or to any person or entity with which Allergan is merged or consolidated or which acquires all or substantially all of the assets of Allergan.



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        7.3 DISPUTE RESOLUTION. In the event of any dispute, the parties shall refer such dispute to the Chief Executive Officer ("CEO") of ASTI and the CEO of Allergan for attempted resolution by good faith negotiations within sixty (60) days after such referral is made. During such period of good faith negotiations, any applicable time periods under this Agreement shall be tolled. In the event such executives are unable to resolve such dispute within such sixty (60) day period, the parties shall submit their dispute to binding arbitration before a retired California Superior Court Judge at J.A.M.S./Endispute located in Orange, California, such arbitration to be conducted pursuant to the J.A.M.S./Endispute procedure rules for commercial disputes then in effect. The award of the arbitrator shall include an award of reasonable attorneys' fees and costs to the prevailing party.

        7.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

        7.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of California as applied to residents of that state entering into contracts to be performed in that state.

        7.6 HEADINGS. The headings set forth at the beginning of the various sections of this Agreement are for convenience and form no part of the Agreement between the parties.

        7.7 NOTICES. Notices required under this Agreement shall be in writing and sent by registered or certified mail, postage prepaid, or by facsimile and confirmed by registered or certified mail, postage prepaid, and addressed as follows:

               If to Allergan:  Allergan, Inc.
                                2525 Dupont Drive
                                Irvine, CA 92612
                                Facsimile: (714) 246-4774
                                Attention:  Corporate Vice President,
                                General Counsel

               If to ASTI:      Allergan Specialty Therapeutics, Inc.
                                2525 Dupont Drive
                                Irvine, CA 92612
                                Facsimile: (714) 246-4774
                                Attention: President and Chief Executive Officer

        All notices shall be deemed to be effective five days after the date of mailing or upon receipt if sent by facsimile (but only if followed by certified or registered confirmation). Either party may change the address at which notice is to be received by written notice pursuant to this Section 7.7.

        7.8 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent



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necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect.

        7.9 RELATIONSHIP OF THE PARTIES. For all purposes of this Agreement, ASTI and Allergan shall be deemed to be independent contractors and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute ASTI and Allergan as partners, joint venturers, coowners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way to obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

        7.10 SURVIVAL. The provisions of Sections 1, 5, 7.1, 7.3, 7.5, 7.6, 7.7,
7.8 and this Section 7.10 shall survive the termination for any reason of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement. Neither party shall be liable to the other due to the termination of this Agreement as provided herein, whether in loss of good will, anticipated profits or otherwise.



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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                ALLERGAN, INC.



                                By:/s/ LESTER J. KAPLAN
                                   ---------------------------------------------
                                Title: Corporate Vice President, Science &
                                       Technology
                                       -----------------------------------------



                                ALLERGAN SPECIALTY THERAPEUTICS, INC.



                                By: /s/ LESTER J. KAPLAN
                                   ---------------------------------------------
                                Title: Chief Executive Officer
                                       -----------------------------------------


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